Exhibit 99.1

CYTODYN APPOINTS DENIS R. BURGER, PH.D. TO BOARD OF DIRECTORS

Industry veteran with proven track record in HIV drug development bolsters board with scientific,

operational and financial expertise

Vancouver, Washington – February 13, 2014 – CytoDyn Inc. (OTC.QB: CYDY), a biotechnology company focused on the development of new therapies for combating infection with immune deficiency viruses, announced the appointment of Denis R. Burger, Ph.D. to its Board of Directors effective February 7, 2014. Dr. Burger is a life sciences executive with over 25 years of extensive scientific, operational and financial experience in the biotech industry.

As CEO or chairman of several biotechnology companies, Dr. Burger has led numerous corporate financing transactions and public securities offerings and has experience leading R&D, GMP manufacturing and clinical development functional areas. Additionally, he holds a patent for a method of detecting AIDS virus infection and oversaw the development of the first monoclonal antibody approved by the FDA for clinical use. Dr. Burger joins CytoDyn’s board as the Company prepares to advance the clinical development of PRO 140, a leading monoclonal antibody for the treatment of HIV.

“We are very pleased to welcome Dr. Burger to the CytoDyn Board of Directors during this important time. His scientific and industry expertise, business acumen and experience in leading successful biotech companies will prove to be invaluable to the Company,” said Anthony D. Caracciolo, CytoDyn’s Chairman of the Board.

Dr. Burger commented, “The CytoDyn management team and board of directors have identified a clear, strategic path for its first-in-class, viral entry inhibitor product candidate, PRO 140. I am excited to join CytoDyn’s board of directors and truly believe PRO 140 has the potential to change the treatment paradigm for patients with HIV/AIDS.”

Dr. Burger is currently a director of Lorus Therapeutics, Inc., a cancer therapeutics, TSX listed company. Dr. Burger co-founded Trinity Biotech, a NASDAQ listed diagnostic company, in June 1992, served as its Chairman from June 1992 to May 1995, and is currently lead independent director. Until March 2007, he was Chairman and Chief Executive Officer of AVI Biopharma Inc. (now Sarepta Therapeutics), a NASDAQ listed RNA therapeutics company. He was also a co-founder of Epitope Inc. (now Orasure Technologies, NASDAQ listed), serving as its Chairman from 1981 to 1990. Dr. Burger previously held a professorship in the Department of Microbiology and Immunology and Surgery (Surgical Oncology) at the Oregon Health and Sciences University in Portland. Dr. Burger received his undergraduate degree in Bacteriology and Immunology from the University of California in Berkeley and his Master of Science and Ph.D. degrees in Microbiology and Immunology from the University of Arizona.

About PRO 140

PRO 140 belongs to a new class of HIV/AIDS therapeutics — viral-entry inhibitors — that are intended to protect healthy cells from viral infection. PRO 140 is a humanized monoclonal antibody directed against CCR5, a molecular portal that HIV uses to enter cells.

PRO 140 has been the subject of four Phase 1/1b and two Phase 2a clinical trials, each of which demonstrated PRO 140’s ability to significantly reduce HIV viral load in human test subjects, and has also been designated a “fast track” product candidate by the FDA. The PRO 140 antibody appears to be a powerful antiviral agent while not being a drug, leading to potentially fewer side effects and less frequent dosing requirements as compared to daily drug therapies currently in use.

About CytoDyn

CytoDyn is a biotechnology company focused on developing subcutaneously delivered humanized cell-specific monoclonal antibodies (mAbs) as entry inhibitors for the treatment and prevention of Human Immunodeficiency Virus (HIV). The Company has one of the leading mAbs under development for HIV infection, PRO 140, which is a Late Stage 2 humanized mAb with demonstrated antiviral activity in man. PRO 140 blocks the HIV co-receptor CCR5 and clinical trial results thus far indicate that it does not affect the normal function of the cell. Results from Phase 1/1b and Phase 2a human clinical trials have shown that PRO 140 can significantly reduce viral burden in people infected with HIV. CytoDyn intends to continue to develop PRO 140 as a therapeutic anti-viral agent in persons infected with HIV. For more information on the Company please visit www.cytodyn.com.

Forward-Looking Statements

This press release includes forward-looking statements and forward-looking information within the meaning of United States securities laws. These statements and information represent CytoDyn’s intentions, plans, expectations, and beliefs and are subject to risks, uncertainties and other factors, many beyond CytoDyn’s control. These factors could cause actual results to differ materially from such forward-looking statements or information. The words “believe”, “estimate”, “expect”, “intend”, “attempt”, “anticipate”, “foresee”, “plan”, and similar expressions and variations thereof identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made.

CytoDyn disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or forward-looking information. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of and expense associated with research, development, regulatory approval, and commercialization of CytoDyn’s products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; future clinical trial data on CytoDyn’s products and product candidates will be unfavorable; funding for additional clinical trials may not be available; CytoDyn’s products may not receive marketing approval from regulators or, if approved, may fail to gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development may reduce the commercial potential of CytoDyn’s products; CytoDyn, its collaborators or others may identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, or other adverse events.

CytoDyn is also subject to additional risks and uncertainties, including risks associated with the actions of its corporate, academic, and other collaborators and government regulatory agencies; risks from market forces and trends; potential product liability; intellectual property litigation; environmental and other risks; and risks that current and pending patent protection for its products may be invalid, unenforceable, or challenged or fail to provide adequate market exclusivity. There are also substantial risks arising out of CytoDyn’s need to raise additional capital to develop its products and satisfy its financial obligations; the highly regulated nature of its business, including government cost-containment initiatives and restrictions on third-party payments for its products; the highly competitive nature of its industry; and other factors set forth in CytoDyn’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2013 and other reports filed with the U.S. Securities and Exchange Commission.

CONTACT:

Investors and Media

Jenene Thomas

Investor Relations and Corporate Communications Advisor

Jenene Thomas Communications, LLC

Phone: (908) 938-1475

Email: jthomas@cytodyn.com

SOURCE: CytoDyn Inc.

###